CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1/A5 of our report dated May 14, 2014 with respect to the audited financial statements of Rockford Oil Corporation as of December 31, 2013, and for the period from March 22, 2012 (inception) through December 31, 2013.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

May 15, 2014